UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 18, 2012

Aetna Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-16095	23-2229683
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

151 Farmington Avenue, Hartford, CT	06156
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(860) 273-0123

Former name or former address, if changed since last report:	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

Aetna Inc.'s ("Aetna's" or the "Company's") Annual Meeting of Shareholders was held on May 18, 2012. Shareholders voted on the matters set forth below.

1. Election of Director nominees. Each of the nominees listed below was elected as a Director of Aetna until the next Annual Meeting and until their successors are duly elected and qualified based on the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Fernando Aguirre	283,097,859	3,475,758	460,582	19,494,939
Mark T. Bertolini	274,837,395	11,620,027	576,777	19,494,939
Frank M. Clark	283,050,211	3,607,715	376,273	19,494,939
Betsy Z. Cohen	277,034,672	9,647,561	351,966	19,494,939
Molly J. Coye, M.D.	256,823,271	29,863,285	347,643	19,494,939
Roger N. Farah	281,283,223	5,346,664	404,312	19,494,939
Barbara Hackman Franklin	272,684,673	13,926,568	422,958	19,494,939
Jeffrey E. Garten	278,288,753	8,277,188	468,258	19,494,939
Ellen M. Hancock	278,319,905	8,355,438	358,856	19,494,939
Richard J. Harrington	283,185,516	3,467,020	381,663	19,494,939
Edward J. Ludwig	281,630,001	4,956,300	447,898	19,494,939
Joseph P. Newhouse	281,675,302	4,919,623	439,274	19,494,939

2. The proposal to approve the appointment of KPMG LLP as the Company's and its subsidiaries' independent registered public accounting firm for 2012 was approved based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
302,961,998	3,299,051	268,089	None

3. The proposal to approve the Company's executive compensation on a non-binding advisory basis was approved based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
266,829,921	18,652,627	1,551,651	19,494,939

4. A shareholder proposal requesting that the Company annually prepare and make available a report relating to political contributions and expenditures was not approved based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
25,857,979	232,213,535	28,962,685	19,494,939

The shareholder proposal relating to cumulative voting in the election of Directors was not presented at the meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aetna Inc.

Date: May 21, 2012	By:	/s/ Rajan Parmeswar
Name: Rajan Parmeswar
Title: Vice President, Controller and Chief Accounting Officer